UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda HM 19

(Address of Principal Executive Office) (Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2022, RenaissanceRe Holdings Ltd. (the “Company”) announced that Shyam Gidumal has been nominated to stand for election as an independent director of the Company at the Company’s Annual General Meeting of Shareholders in May 2022 (the “Annual Meeting”) and that, at such time, Jean Hamilton will retire from the Board. Mr. Gidumal’s election is subject to the approval of the Company’s shareholders at the Annual Meeting. The Company’s press release, issued February 8, 2022, announcing the nomination of Mr. Gidumal and the retirement of Ms. Hamilton is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The disclosure set forth in Item 5.02 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

99.1	Press Release dated February 8, 2022

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
February 8, 2022		Shannon Lowry Bender
Senior Vice President, Group General Counsel & Corporate Secretary